                                                                    EXHIBIT 22.1
                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
                              LIST OF SUBSIDIARIES

                                                                    STATE OF
NAME                                                             INCORPORATION
-----                                                            -------------
AAL Realty Corp.............................................        New York
Bridge Stuart, Inc..........................................        New York
Bucks Stuart, Inc...........................................        Pennsylvania
Chefmark, Inc...............................................        Delaware
Eatontown Stuart, Inc.......................................        New Jersey
GAW Properties Corp.........................................        New Jersey
Jersey Stuart, Inc..........................................        New Jersey
Madison Stuart Corporation..................................        New Jersey
Pathmark Risk Management Corporation........................        New Jersey
Pathmark Stores, Inc........................................        Delaware
Pauls Trucking Corp.........................................        New Jersey
Pennsylvania Stuart, Inc....................................        Pennsylvania
Plainbridge, Inc............................................        Delaware
PTK Holdings, Inc...........................................        Delaware